Exhibit 10.10

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR THE

EURAMAX INTERNATIONAL, INC.

2003 EQUITY COMPENSATION PLAN

This Non-Qualified Stock Option Agreement (the “Agreement”) consists of the following: the Grant and Award Agreement (below) and an Exercise Notice designated as Exhibit A, both of which are integral parts of one document that, together with the Euramax International, Inc. 2003 Equity Compensation Plan (the “Plan”), a copy of which is attached and designated as Exhibit B, defines the rights and obligations of the parties.

GRANT AND AWARD AGREEMENT

1.             Grant of Option and Exercise Price.  Subject to the terms and conditions set forth herein and in the Plan, Euramax International, Inc. (the “Company”) hereby grants to [                              ] (“Optionee”), effective as of the Closing Date (as defined in the Stock Purchase Agreement, dated the date hereof, by and among Citigroup Venture Capital Equity Partners, L.P. and affiliates, the Company and the stockholders of the Company named therein (the “Stock Purchase Agreement”)) (the “Grant Date”), a stock option (the “Option”) to purchase up to [                          ] shares of Class A Common Stock of the Company (the “Option Shares”) at an exercise price of $[           ] per share (the “Exercise Price”).  The Option is a non-qualified stock option.

2.             Exercisability and Termination of Option.

a.             General Vesting Periods.  Subject to the other terms and provisions of this Agreement, the Option shall vest and be exercisable with respect to the indicated percentage of the total number of Option Shares, in accordance with the following:

Period of Time	Percentage of Option Shares with Respect to which the Option is Exercisable

From the Grant Date until the day prior to the first anniversary of the Grant Date	0%

From the first anniversary of the Grant Date to the day prior to the second anniversary of the Grant Date	20%

From the second anniversary of the Grant Date to the day prior to the third anniversary of the Grant Date	40%

From the third anniversary of the Grant Date to the day prior to the fourth anniversary of the Grant Date	60%

From the fourth anniversary of the Grant Date to the day prior to the fifth anniversary of the Grant Date	80%

From the fifth anniversary of the Grant Date to the day prior to the Termination Date	100%

From and after the Termination Date	0%

For the purposes of this Agreement, the “Termination Date” shall be the date that is ten (10) years after the Grant Date.

b.             Continuous Employment with the Company or any Subsidiary Required.  Except as provided otherwise in Section 2(c) hereof, and notwithstanding anything to the contrary in Section 2(a) hereof, the Option may not be exercised unless the Optionee, at the time he attempts to exercise the Option, is then an employee of the Company or any Subsidiary.

c.             Termination of Employment.  Upon the Optionee ceasing to be an employee of the Company or any Subsidiary for any reason (including death or Disability), the Option shall terminate as of the date of such termination of employment as to that percentage of the total number of Option Shares with respect to which the Option was not vested and exercisable pursuant to Section 2(a) hereof as of such date.  With respect to the portion of the Option that is not so terminated (the “Vested Portion of the Option”), the Option shall be exercisable and shall terminate following such termination of employment as hereinafter provided in this Section 2(c).

(i)            Termination of Employment Other Than Due to Death or Disability or Termination for Cause or Involuntary Termination.  If the Optionee during his life ceases to be an employee of the Company or any Subsidiary for any reason, then, except as otherwise provided in Section 2(c)(ii) and 2(c)(iii) hereof, the Vested Portion of the Option shall thereafter be exercisable until the earlier of (A) the date which is three (3) months after the date of such termination of employment, or (B) the Termination Date, whereupon the Vested Portion of the Option shall cease to be exercisable and shall terminate.  The Company shall determine in its sole and absolute discretion the date of the Optionee’s termination of employment.

(ii)           Termination of Employment Due to Death or Disability.  If the Optionee ceases to be an employee of the Company or any Subsidiary due to the Optionee’s Disability or death, then in either event, the Vested Portion of the Option shall thereafter be exercisable until the earlier of (A) the date which is one (1) year after the date of such termination of employment, or (B) the Termination Date, whereupon the Vested Portion of the Option shall cease to be exercisable and shall terminate.

(iii)          Voluntary Termination of Employment/Termination of Employment for Cause.  If the Optionee voluntarily terminates employment with the Company or any Subsidiary, or if the Optionee’s employment with the Company or any Subsidiary is terminated for “Cause” the Vested Portion of the Option shall cease to be exercisable and shall terminate as of the effective date of such voluntary termination of employment or termination of employment for Cause.

(iv)          Special Limitations on Manner for Exercising Option Following Termination of Employment.  Following the Optionee’s termination of employment, and notwithstanding anything to the contrary herein, the Optionee (or, upon Optionee’s death, the Optionee’s transferee) shall be permitted to exercise the Vested Portion of the Option only one (1) time following termination of employment.  Upon the exercise of all or any portion of the Vested Portion of the Option following termination of employment, the Vested Portion of the Option shall thereafter terminate and cease to be exercisable.

3.             Payment for Shares of Class A Common Stock.  Upon exercise of an Option and before delivery of the shares of Class A Common Stock, full payment for shares of Class A Common Stock purchased upon the exercise shall be made in cash, or, subject to the approval of the Committee, by (a) surrendering shares of Class A Common Stock that have an aggregate Fair Market Value equal to the aggregate Exercise Price and that have been held by Optionee for at least six months, or (b) after the Company completes a Public Offering, delivery of a properly executed exercise notice, together with irrevocable instructions to a Company-designated broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the Exercise Price.

4.             Manner of Exercise.

(A)          The Option shall be exercised by delivery of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) which shall state Optionee’s election to exercise the Option, the number of shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company and contained in the Exercise Notice.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised shares.  The Option shall be deemed to be exercised upon receipt by the Company of such fully-executed Exercise Notice accompanied by the aggregate Exercise Price.  The Exercise Notice shall be irrevocable once given.

(B)           In the event the shares issuable upon the exercise of the Option have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time the Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of the Option, take such action to comply with the securities laws of the United States or of any state, as the Company shall determine to be necessary.

(C)           Securities Holders Agreement.  A condition to exercise of the Option shall be the Optionee executing a joinder to the Securities Holders Agreement, to the extent the Optionee is not a party to the Securities Holders Agreement, satisfactory in form and substance to the Company.

5.             Restrictive Legends and Stop-Transfer Orders.

(A)          Legends.  Certificates evidencing the Option Shares shall bear such legends as the Committee may determine appropriate in accordance with the terms of this Agreement and the Securities Holders Agreement.

(B)           Stop-Transfer Orders.  Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(C)           Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred or as to which the Company has not received notice.

6.             Issuance of Certificates.  As promptly as is reasonably practicable after the exercise of the Option as determined by the Company, a certificate for the shares of Class A Common Stock issuable on the exercise of the Option shall be delivered to Optionee or to his personal representative, heir or legatee.

7.             Transferability.

(A)          The Option may not be transferred or assigned by Optionee except by will or the laws of descent and distribution or be exercised other than by Optionee or, in the case of his death, by his personal representative, heir or legatee.

(B)           The shares acquired upon the exercise of the Option may not be transferred except in accordance with the terms of the Securities Holders Agreement.

8.             Taxes.     Optionee shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Option, the exercise thereof and the transfer of the shares of Class A Common Stock.  Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes.  The Company shall have the right to retain the number of shares of Class A Common Stock whose aggregate Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.

9.             Rights Prior to Exercise.  Neither Optionee nor his personal representative, heir or legatee shall have any of the rights of a stockholder with respect to any Class A Common Stock until the date of the issuance to him or her of a certificate for such Class A Common Stock as provided herein.

10.           Optionee’s Representations and Warranties.  By execution of this Agreement, Optionee represents and warrants to the Company as follows:

a.             Optionee is accepting this Option solely for Optionee’s own account for investment and not with a view to or for sale or distribution of the Option or the

Option shares and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the Option or the Option Shares.  The entire legal and beneficial interest of the Option herein accepted is for and will be held for the account of the Optionee only and neither in whole nor part for any other person.

b.             Optionee is an employee of the Company and is familiar with the Company and its plans, operations and financial condition.  Prior to the acceptance of this Option, Optionee has received and reviewed the information Optionee deems necessary and appropriate to enable an evaluation of the advisability of entering into this Agreement.

c.             Optionee acknowledges that the Option and Option Shares are to be granted or issued and sold to Optionee without registration in reliance upon certain exemptions under the Securities Act, and in reliance upon certain exemptions from registration requirements under applicable state securities laws.

d.             Optionee will make no transfer or assignment of any of the Option Shares except in compliance with the Securities Act, or any other applicable securities laws.  Optionee consents and agrees that a legend to such effect may be affixed to the certificate or certificates representing the Option Shares issued to Optionee.

e.             Optionee is aware that no federal or state agency has made the recommendation or endorsement of the Option Shares or any finding or determination as to the fairness of the investment in such Option Shares.

f.              Optionee has full legal power and authority to execute and deliver and to perform Optionee’s obligations under this Agreement, and such execution, delivery and performance with not violate any agreement, contract, law, rule, decree or other legal restriction by which Optionee is bound.

g.             Optionee acknowledges and understands that this Agreement is not designed to comply with Section 422 of the Code.  Optionee further understands that the Company makes no warranties or representations regarding the impact the Option or the exercise of the Option will have on Optionee’s federal or particular state income tax liabilities.

The Company may require that the Optionee provide it with a certificate at the time of exercise of this Option confirming that the representations and warranties set forth in this Section 10 are true and correct as of the date of exercise or with such other documents or instruments as may be necessary or desirable in order to establish that the issuance is exempt from registration under or to company with the requirements of all federal and applicable state securities laws.

11.           Amendments.  The Committee may from time to time amend the terms of this Agreement to the extent it deems appropriate to carry out the terms and provisions of the Plan; provided that any amendment adverse to Optionee shall be effective only if consented to by Optionee in writing.

12.           Interpretation of Agreement and Plan.  The Committee shall have sole power to interpret and construe any provisions of this Agreement or the Plan.  Any such interpretation or construction made by the Committee shall be final and conclusive and, insofar as possible, shall be consistent with the requirements of a non-qualified stock option.  In the event of any differences between the provisions of this Agreement and the terms of the Plan, the terms of the Plan will control.  A copy of the most recent version of the Plan is attached hereto as Exhibit B.  Any terms used herein and not defined shall have the meanings ascribed to them in the Plan.

13.           Option Not to Affect Employment or Service.  The Option granted hereunder shall not confer upon Optionee any right to continue in the employment or service of the Company, its Subsidiaries or Affiliates.

14.           Miscellaneous.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  All capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan unless the context clearly requires an alternative meaning.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

15.           Securities Laws.  The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws.  Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option or trade the shares issued upon exercise.

16.           Notices.  All notices or other communications given hereunder shall be in writing, shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by hand delivery, or expedited delivery service, delivery charges prepaid and with acknowledged receipt of delivery.  A notice or other communication shall be deemed given on the date of acceptance or refusal of acceptance shown on such receipt, and shall be addressed, as the case may be to Optionee and to the Company at the following applicable address:

(A)                              If to Optionee, to the home address of the Optionee as shown on the Company’s records.

(B)                                If to the Company, to:

Euramax International, Inc.
5445 Triangle Parkway, Suite 350
Norcross, Georgia 30092
Attn:  Chief Executive Officer

Any party may, by notice given in compliance with this Section, change its address for all subsequent notices.  Notice by either party shall be deemed sufficient if signed by such party’s counsel and also, in the case of the Company, by any of the Company’s officers, if otherwise given in compliance with this Section.

17.           Adjustments for Changes in Capital Structure.  If there shall be any change in the Class A Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by Optionee in exchange for, or by virtue of his or her ownership of, shares acquired pursuant to this Agreement, except as otherwise determined by the Committee.

18.           Effective Time.  This Agreement shall be effective as of the Closing (as defined in the Stock Purchase Agreement) without further action required on the part of any party hereto.  If the Closing does not occur and the Stock Purchase Agreement is terminated, this Agreement shall have no force or effect and shall be deemed void ab initio.

19.           Required Approval.  The obligations of the Company hereunder are contingent upon approval of this Agreement by more than 75% of the voting power of the Company’s outstanding stock (as determined under Section 280G(b)(5)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Proposed Treasury Regulations promulgated under Code Section 280G).

20.           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.  This Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.

21.           Governing Law.  To the extent not preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to rules relating to conflict of laws.

[Signature page continues on following page]

EURAMAX INTERNATIONAL, INC.

Dated:	By:

[Name of Optionee]

Dated:

Exhibit A

EXERCISE NOTICE

FOR

EURAMAX INTERNATIONAL, INC. 2003 EQUITY COMPENSATION PLAN

Euramax International, Inc.

5445 Triangle Parkway, Suite 350
Norcross, Georgia 30092

Attn:

1.             Exercise of Option.  Effective as of today,                             , 20        the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                          shares of the Class A Common Stock (the “Shares”) of Euramax International, Inc. (the “Company”), under and pursuant to the Euramax International, Inc. 2003 Equity Compensation Plan (the “Plan”) and the Non-Qualified Stock Option Agreement dated                                    (the “Option Agreement”).

2.             Delivery of Payment.  Optionee herewith delivers to the Company the full exercise price of the Shares, as set forth in the Option Agreement.

3.             Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.             Rights as Stockholder.  Until the issuance of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Shares shall be issued to Optionee as soon as practicable after the Option is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

5.             Terms of the Plan and the Option Agreement Govern.  Optionee specifically acknowledges that the Option and any Shares acquired upon exercise of the Option are subject to all of the terms and conditions of the Plan and the Option Agreement.

6.             Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with all tax consultants Optionee deems advisable in

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connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company or the Committee for any tax advice.

7.             Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  Unless otherwise defined herein, the terms contained in the Exercise Notice shall have the same meaning as defined in the Plan and/or the Option Agreement.  This Exercise Notice, the Plan, and the Option Agreement (and the Exhibits thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee.  In the event of a conflict between the terms and conditions of this Exercise Notice and the Plan, the terms and conditions of the Plan shall prevail.

Submitted by:	Accepted by:

EURAMAX INTERNATIONAL, INC.

By:

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Exhibit B

[attach copy of plan]

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